Exhibit 99.1

Analog Devices Reports Strong Fourth Quarter Results, Achieving Record Revenue and EPS; Full-Year Fiscal 2018 Revenue Surpasses $6 Billion

  Revenues were approximately $1.6 billion for the fourth quarter and approximately $6.2 billion for fiscal 2018
  B2B revenues increased double digits year-over-year in both the fourth quarter and for fiscal year 2018; growth was led by the industrial and communications sectors
  Operating Cash Flow of $2.4 billion and Free Cash Flow of $2.2 billion on a trailing twelve months basis
  $1.53 billion of debt reduction lowering the leverage ratio from 2.6x to 1.9x during fiscal 2018
  Returned $364 million to shareholders in the fourth quarter through dividends and share repurchases

NORWOOD, Mass.--(BUSINESS WIRE)--November 20, 2018--Analog Devices, Inc. (Nasdaq: ADI), a leading global high-performance analog technology company, today announced financial results for its fourth quarter and fiscal year 2018, which ended November 3, 2018.

“We delivered very strong financial results in our fourth quarter, achieving record revenue and earnings per share to cap off a successful year,” said Vincent Roche, President and CEO. “Revenue growth was once again led by strength in our B2B markets, with particular strength in the industrial and communications sectors. Our portfolio of innovative solutions, customer-centric approach, and disciplined operational execution drove high profitability and strong cash generation, allowing us to return more than $360 million to shareholders in the quarter.”

“Our diverse business model, combined with a comprehensive, market-leading portfolio that is strategically pointed at secular growth trends across our B2B markets, enables us to navigate the current macro climate. I am pleased that we continue to execute exceptionally well thanks in large part to the thousands of talented people across ADI who are dedicated to delivering quality and value for our customers every day.”

The ADI Board of Directors has also declared a quarterly cash dividend of $0.48 per outstanding share of common stock. The dividend will be paid on December 10, 2018 to all shareholders of record at the close of business on November 29, 2018.

Supplemental schedules relating to our fourth quarter and fiscal year 2018 financial results are also available on our investor site at investor.analog.com.

Results for the Fourth Quarter of Fiscal Year 2018

  Revenue totaled $1.6 billion, up 2% sequentially and up 4% year-over-year
  GAAP gross margin of 68.5% of revenue; Non-GAAP gross margin of 71.2% of revenue
  GAAP operating margin of 32.2% of revenue; Non-GAAP operating margin of 43.0% of revenue
  GAAP diluted EPS of $1.15; Non-GAAP diluted EPS of $1.55

Results for the Fiscal Year 2018

  Revenue totaled $6.2 billion, up 21% year-over-year on a GAAP basis and 19% on a non-GAAP basis
  GAAP gross margin of 68.3% of revenue; Non-GAAP gross margin of 71.2% of revenue
  GAAP operating margin of 30.3% of revenue; Non-GAAP operating margin of 42.4% of revenue
  GAAP diluted EPS of $3.97; Non-GAAP diluted EPS of $5.94

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the fourth quarter of fiscal 2018, as well as the immediately prior and year-ago quarters. Additional information on revenue by end market is provided on Schedule D.

Outlook for the First Quarter of Fiscal Year 2019
The following statements are based on current expectations, and as indicated, are presented on a GAAP and non-GAAP basis. These statements are forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

	GAAP	Non-GAAP Adjustments	Non-GAAP
Revenue	$1.51 billion (+/- $50 million)	-	$1.51 billion (+/- $50 million)
Gross Margin	68.0% (+/- 20bp)	$44 million (1)	70.8% (+/- 20bp)
Operating Expenses	$565 million (+/- $10 million)	$115 million (2)	$450 million (+/- $10 million)
Operating Margin	30.5% (+/- 100bp)	$159 million (1), (2)	41.0% (+/- 50bp)
Interest & Other Expense	~$56 million	-	~$56 million
Tax Rate	14% to 16%	$24 million (3)	14% to 16%
Earnings per Share*	$0.92 (+/- $0.07)	$0.36 (4)	$1.28 (+/- $0.07)

* The sum of the individual per share amounts may not equal the total due to rounding.

(1) Excludes $44 million of costs comprised of the following:

  $35 million of recurring amortization of purchased intangible assets
  $7 million of recurring depreciation of step up value on purchased fixed assets
  $1 million of recurring fair value adjustment associated with the replacement of share-based awards in ADI’s acquisition of Linear Technology
  $1 million of retention-related expenses

(2) Excludes $115 million of costs comprised of the following:

  $108 million of recurring amortization of purchased intangible assets
  $6 million of recurring fair value adjustment associated with the replacement of share-based awards in ADI’s acquisition of Linear Technology
  $1 million of restructuring-related expenses

(3) Excludes the tax effects of the reconciling adjustments noted in the two footnotes above.

(4) Includes $0.36, which represents the net impact of the non-GAAP adjustments noted above on a per share basis consisting of:

  acquisition-related expenses including amortization of purchased intangible assets, depreciation of step up value on purchased fixed assets, and the fair value adjustment associated with the replacement of share-based awards in ADI’s acquisition of Linear Technology ($0.42)
  the effect on income tax of the prior items (-$0.06)

Conference Call Scheduled for Today, Tuesday, November 20, 2018 at 10:00 am ET
ADI will host a conference call to discuss fourth quarter and full year fiscal 2018 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 4671569, or by visiting investor.analog.com.

Non-GAAP Financial Information
This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedules E and F of this press release provide the reconciliation of the Company’s historical non-GAAP measures to their most comparable GAAP measures.

Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.

The following item is included in our non-GAAP revenue, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Deferred Revenues: Deferred revenue related to shipments of Linear Technology products by distributors to end customers that were received by the distributors prior to the Company’s acquisition of Linear Technology. Business combination accounting principles require the write down of deferred revenue in conjunction with the acquisition. We included these revenues in our non-GAAP measures because they relate to a specific transaction and are reflective of our ongoing financial performance.

The following item is excluded from our non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include severance payments, equity award accelerations and the fair value adjustment associated with the replacement of share-based awards related to the Linear Technology acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.

The following items are excluded from our non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Transaction Costs: Costs directly related to the Linear Technology acquisition, including legal, accounting and other professional fees, as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

Restructuring-Related Expense: These expenses are incurred in connection with facility closures, consolidation of manufacturing facilities, severance, and other cost reduction efforts. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses and the related tax effects have no direct correlation to the operation of our business in the future.

Accelerated Stock-Based Compensation Expense: In the fourth quarter of fiscal 2018, the Company recorded $3.4 million of stock-based compensation expense for one of its former executive officers due to the accelerated vesting of restricted stock units and stock options resulting from a reduction in the requisite service period for each in accordance with the terms of the applicable agreements. This stock-based compensation expense and the related tax effect have no direct correlation to the operation of our business in the future.

The following item is excluded from our non-GAAP other expense and non-GAAP diluted earnings per share:

Amortization of Deferred Financing Costs: In the first quarter of fiscal 2017, the Company replaced a portion of the bridge financing commitments obtained in connection with the Linear Technology acquisition with proceeds from the issuance of $2.1 billion of senior unsecured notes. As a result, the Company accelerated $7.2 million of the unamortized bridge financing commitment fees into interest expense. We excluded these costs from our non-GAAP measures because they are not reflective of our ongoing financial performance.

The following items are excluded from our non-GAAP provision for income taxes and non-GAAP diluted earnings per share:

Tax-Related Items: Tax adjustments associated with the non-GAAP items discussed above. Discrete tax items including tax expense or benefit related to prior periods; tax benefits related to the release of a tax reserves for an expired tax years; the release of reserves associated with a favorable ruling on petitions with the U.S. Tax Court; tax expense or benefit from changes to state tax valuation allowances; tax expense associated with the remittance of cash held outside of the United States related to the post-acquisition integration of Linear Technology and tax expense related to the impact of the Tax Cuts and Jobs Act of 2017. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

The following item is excluded from our calculation of adjusted free cash flow for fiscal 2017:

One Time Tax Payment: In the third quarter of fiscal 2017, the Company paid $750 million in income taxes associated with the acquisition of Linear Technology. These payments were principally related to pre-acquisition liabilities but also included $98 million associated with the remittance of cash held outside of the United States related to the post-acquisition integration of Linear Technology. We excluded these payments from our adjusted free cash flow measure because they relate to a specific transaction and are not reflective of our ongoing financial performance.

These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. In addition, the Company’s non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

About Analog Devices
Analog Devices (Nasdaq: ADI) is a leading global high-performance analog technology company dedicated to solving the toughest engineering challenges. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure, power, connect and interpret. Visit http://www.analog.com.

Forward Looking Statements
This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding expected revenue, earnings per share, gross margin, operating expenses, interest and other expense, tax rate, and other financial results, expected market share gains, operating leverage, production and inventory levels, expected market trends, and expected customer demand and order rates for our products and expected benefits and synergies of the acquisition of Linear Technology Corporation (“Linear Technology”), including expected growth rates of the combined companies, expected product offerings, product development, marketing position and technical advances resulting from the transaction. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix; changes in our estimates of our expected tax rate based on current tax law, including current interpretations of the Tax Cuts and Jobs Act of 2017; higher than expected or unexpected costs associated with or relating to the acquisition of Linear Technology and the integration of the businesses; the risk that expected benefits, synergies and growth prospects of the acquisition may not be fully achieved in a timely manner, or at all; the risk that Linear Technology’s business may not be successfully integrated with Analog Devices’; the risk that we will be unable to retain and hire key personnel; and the risk that disruption resulting from the acquisition may adversely affect our business and relationships with our customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

(ADI-WEB)

Analog Devices, Fourth Quarter, Fiscal 2018

Schedule A
Revenue and Earnings Summary (Unaudited)
(In thousands, except per-share amounts)

	Three Months Ended			Twelve Months Ended
	4Q 18	3Q 18	4Q 17	FY 18	FY 17
	Nov. 3, 2018	Aug. 4, 2018	Oct. 28, 2017	Nov. 3, 2018	Oct. 28, 2017
Revenue	$1,596,586	$1,572,679	$1,541,170	$6,200,942	$5,107,503
Year-to-year change	3.6%	9.7%	53.6%	21.4%	49.3%
Quarter-to-quarter change	1.5%	3.9%	7.5%
Cost of sales (1)	502,932	502,033	535,145	1,967,640	2,045,907
Gross margin	1,093,654	1,070,646	1,006,025	4,233,302	3,061,596
Gross margin percentage	68.5%	68.1%	65.3%	68.3%	59.9%
Year-to-year change (basis points)	320	1,460	(110)	840	(520)
Quarter-to-quarter change (basis points)	40	(20)	1,180
Operating expenses:
R&D (1)	295,699	291,642	273,746	1,165,410	968,602
Selling, marketing and G&A (1)	175,396	171,487	185,721	695,937	691,046
Amortization of intangibles	107,345	107,409	98,348	428,902	297,351
Special charges	1,842	1,069	—	61,318	49,463
Total operating expenses	580,282	571,607	557,815	2,351,567	2,006,462
Total operating expenses percentage	36.3%	36.3%	36.2%	37.9%	39.3%
Year-to-year change (basis points)	10	(360)	530	(140)	430
Quarter-to-quarter change (basis points)	—	(140)	(370)
Operating income	513,372	499,039	448,210	1,881,735	1,055,134
Operating income percentage	32.2%	31.7%	29.1%	30.3%	20.7%
Year-to-year change (basis points)	310	1,810	(650)	960	(930)
Quarter-to-quarter change (basis points)	50	100	1,550
Other expense	55,850	58,445	66,546	243,218	226,649
Income before income tax	457,522	440,594	381,664	1,638,517	828,485
Provision for income taxes	24,557	26,130	34,014	143,085	101,226
Tax rate percentage	5.4%	5.9%	8.9%	8.7%	12.2%
Net income (2)	$432,965	$414,464	$347,650	$1,495,432	$727,259
Shares used for EPS - basic	371,074	371,315	368,043	370,430	346,371
Shares used for EPS - diluted	375,116	375,815	372,053	374,938	350,484

Earnings per common share - basic	$1.16	$1.11	$0.94	$4.02	$2.09
Earnings per common share - diluted	$1.15	$1.10	$0.93	$3.97	$2.07

Dividends paid per share	$0.48	$0.48	$0.45	$1.89	$1.77
(1) Includes stock-based compensation expense as follows:
Cost of sales	$4,958	$5,734	$3,684	$18,733	$12,569
R&D	$21,680	$18,018	$16,546	$81,444	$51,258
Selling, marketing and G&A	$10,816	$13,143	$12,119	$50,988	$40,361

(2) Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net income by the income allocable to participating securities. Net income allocable to common shares used in the basic and diluted earnings per share calculation was $431,621, $412,938 and $345,876 for the three months ended November 3, 2018, August 4, 2018 and October 28, 2017, respectively. Net income was $1,489,523 and $725,016 for the twelve months ended November 3, 2018 and October 28, 2017, respectively.

Analog Devices, Fourth Quarter, Fiscal 2018

Schedule B
Selected Balance Sheet Information (Unaudited)
(In thousands)

	4Q 18	3Q 18	4Q 17
	Nov. 3, 2018	Aug. 4, 2018	Oct. 28, 2017
Cash & cash equivalents	$816,591	$772,575	$1,047,838
Accounts receivable, net	639,717	710,753	688,953
Inventories (1)	586,760	563,645	550,816
Other current assets	69,058	69,584	63,731
Total current assets	2,112,126	2,116,557	2,351,338
PP&E, net	1,154,328	1,107,991	1,107,304
Investments	68,583	69,500	57,410
Goodwill	12,252,604	12,254,161	12,217,455
Intangible assets, net	4,778,192	4,920,739	5,319,425
Other	83,946	79,668	88,362
Total assets	$20,449,779	$20,548,616	$21,141,294

Deferred income on shipments to distributors, net	$487,417	$547,279	$473,972
Other current liabilities	851,721	769,104	822,360
Debt, current	67,000	22,500	300,000
Long-term debt	6,265,674	6,532,746	7,551,084
Deferred income taxes	927,065	932,813	1,674,683
Other Non-current liabilities (2)	862,362	887,957	157,655
Shareholders' equity	10,988,540	10,856,217	10,161,540
Total liabilities & equity	$20,449,779	$20,548,616	$21,141,294

(1) Includes $7,128, $6,370, and $5,373 related to stock-based compensation in 4Q18, 3Q18, and 4Q17, respectively.
(2) Includes $693,404 and $691,038 related to the one-time transition tax related to the Tax Cuts and Jobs Act of 2017 in 4Q18 and 3Q18, respectively.

Analog Devices, Fourth Quarter, Fiscal 2018

Schedule C
Cash Flow Statement (Unaudited)
(In thousands)

	Three Months Ended			Twelve Months Ended
	4Q 18	3Q 18	4Q 17	FY 18	FY 17
	Nov. 3, 2018	Aug. 4, 2018	Oct. 28, 2017	Nov. 3, 2018	Oct. 28, 2017
Cash flows from operating activities:
Net Income	$432,965	$414,464	$347,650	$1,495,432	$727,259
Adjustments to reconcile net income
to net cash provided by operations:
Depreciation	58,874	56,647	56,298	228,525	194,666
Amortization of intangibles	142,316	143,218	133,438	570,538	389,393
Stock-based compensation expense	37,454	36,895	32,349	151,165	104,188
Cost of goods sold for inventory acquired	—	—	42,040	—	358,718
Other non-cash activity	14,550	7,103	7,748	36,569	(10,865)
Deferred income taxes	(526)	(2,019)	(62,344)	(736,759)	(825,869)
Changes in operating assets and liabilities	28,808	(35,570)	150,173	696,891	216,875
Total adjustments	281,476	206,274	359,702	946,929	427,106
Net cash provided by operating activities	714,441	620,738	707,352	2,442,361	1,154,365
Percent of revenue	44.7%	39.5%	45.9%	39.4%	22.6%

Cash flows from investing activities:
Purchases of short-term available-for-sale investments	—	—	—	—	(705,485)
Maturities of short-term available-for-sale investments	—	—	1	—	3,362,792
Sales of short-term available-for-sale investments	—	—	—	—	577,187
Additions to property, plant and equipment	(86,004)	(51,750)	(65,215)	(254,876)	(204,098)
Payments for acquisitions, net of cash acquired	—	(500)	—	(52,839)	(9,632,568)
Change in other assets	(3,015)	(2,239)	(2,717)	(6,283)	(15,842)
Net cash used for investing activities	(89,019)	(54,489)	(67,931)	(313,998)	(6,618,014)

Cash flows from financing activities:
Debt repayment	(225,000)	(430,000)	(350,000)	(2,275,000)	(5,050,000)
Proceeds from derivative instruments	—	—	—	—	3,904
Proceeds from debt	—	—	—	743,778	11,156,164
Payments of deferred financing fees	—	—	—	—	(5,625)
Dividend payments to shareholders	(179,416)	(178,890)	(166,857)	(703,307)	(602,119)
Repurchase of common stock	(184,116)	(11,953)	(10,598)	(225,977)	(46,533)
Proceeds from employee stock plans	10,668	22,801	28,058	99,026	133,302
Contingent consideration payment	(618)	(1,730)	(1,764)	(2,890)	(1,764)
Change in other financing activities	(2,264)	647	(517)	6,328	(524)
Net cash (used for) provided by financing activities	(580,746)	(599,125)	(501,678)	(2,358,042)	5,586,805
Effect of exchange rate changes on cash	(660)	(1,066)	1,526	(1,568)	3,550

Net increase (decrease) in cash and cash equivalents	44,016	(33,942)	139,269	(231,247)	126,706
Cash and cash equivalents at beginning of period	772,575	806,517	908,569	1,047,838	921,132
Cash and cash equivalents at end of period	$816,591	$772,575	$1,047,838	$816,591	$1,047,838

Analog Devices, Fourth Quarter, Fiscal 2018

Schedule D
Revenue Trends by End Market (Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	Nov. 3, 2018				Aug 4, 2018	Oct. 28, 2017
	Revenue	% *	Q/Q %	Y/Y %	Revenue	Revenue
Industrial	$788,358	49%	—%	10%	$789,896	$713,580
Automotive	245,350	15%	(1)%	2%	248,835	241,450
Consumer	210,677	13%	1%	(33)%	208,554	313,401
Communications	352,201	22%	8%	29%	325,394	272,739
Total Revenue	$1,596,586	100%	2%	4%	$1,572,679	$1,541,170

____________

* The sum of the individual percentages does not equal the total due to rounding.

	Twelve Months Ended
	Nov. 3, 2018			Oct. 28, 2017
	Revenue	%	Y/Y %	Revenue
Industrial	$3,102,508	50%	32%	$2,342,404
Automotive	988,741	16%	23%	803,211
Consumer	856,778	14%	(18)%	1,044,697
Communications	1,252,915	20%	37%	917,191
Total Revenue	$6,200,942	100%	21%	$5,107,503

Analog Devices, Fourth Quarter, Fiscal 2018

Schedule E
Reconciliation from GAAP to Non-GAAP Revenue and Earnings Measures (In thousands, except per-share amounts)
(Unaudited)
See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	4Q 18	3Q 18	4Q 17	FY 18	FY 17
	Nov. 3, 2018	Aug. 4, 2018	Oct. 28, 2017	Nov. 3, 2018	Oct. 28, 2017
GAAP Revenue	$1,596,586	$1,572,679	$1,541,170	$6,200,942	$5,107,503
Y/Y Revenue growth %	3.6%	9.7%	53.6%	21.4%	49.3%
Q/Q Revenue growth %	1.5%	3.9%	7.5%
Acquisition-Related Deferred Revenues	—	—	—	—	85,334
Non-GAAP Revenue	$1,596,586	$1,572,679	$1,541,170	$6,200,942	$5,192,837
Y/Y Revenue growth %	3.6%	7.8%	53.6%	19.4%	51.8%
Q/Q Revenue growth %	1.5%	3.9%	5.7%

GAAP Gross Margin	$1,093,654	$1,070,646	$1,006,025	$4,233,302	$3,061,596
Gross Margin Percentage	68.5%	68.1%	65.3%	68.3%	59.9%
Acquisition-Related Deferred Revenues	—	—	—	—	66,261
Acquisition-Related Expenses	43,896	48,488	85,974	180,903	480,438
Non-GAAP Gross Margin	$1,137,550	$1,119,134	$1,091,999	$4,414,205	$3,608,295
Gross Margin Percentage	71.2%	71.2%	70.9%	71.2%	69.5%

GAAP Operating Expenses	$580,282	$571,607	$557,815	$2,351,567	$2,006,462
Percent of Revenue	36.3%	36.3%	36.2%	37.9%	39.3%
Acquisition-Related Expenses	(117,651)	(118,308)	(107,736)	(477,132)	(328,059)
Acquisition-Related Transaction Costs	(5,628)	(3,962)	(15,108)	(22,197)	(70,401)
Accelerated Stock-Based Compensation Expense	(3,402)	—	—	(3,402)	—
Restructuring-Related Expense	(1,842)	(1,069)	—	(61,318)	(49,463)
Non-GAAP Operating Expenses	$451,759	$448,268	$434,971	$1,787,518	$1,558,539
Percent of Non-GAAP Revenue	28.3%	28.5%	28.2%	28.8%	30.0%

GAAP Operating Income/Margin	$513,372	$499,039	$448,210	$1,881,735	$1,055,134
Percent of Revenue	32.2%	31.7%	29.1%	30.3%	20.7%
Acquisition-Related Deferred Revenues	—	—	—	—	66,261
Acquisition-Related Expenses	161,547	166,796	193,710	658,035	808,497
Acquisition-Related Transaction Costs	5,628	3,962	15,108	22,197	70,401
Accelerated Stock-Based Compensation Expense	3,402	—	—	3,402	—
Restructuring-Related Expense	1,842	1,069	—	61,318	49,463
Non-GAAP Operating Income/Margin	$685,791	$670,866	$657,028	$2,626,687	$2,049,756
Percent of Non-GAAP Revenue	43.0%	42.7%	42.6%	42.4%	39.5%

GAAP Other Expense	$55,850	$58,445	$66,546	$243,218	$226,649
Percent of Revenue	3.5%	3.7%	4.3%	3.9%	4.4%
Amortization of Deferred Financing Costs	—	—	—	—	(7,214)
Non-GAAP Other Expense	$55,850	$58,445	$66,546	$243,218	$219,435
Percent of Non-GAAP Revenue	3.5%	3.7%	4.3%	3.9%	4.2%

GAAP Provision for Income Taxes	$24,557	$26,130	$34,014	$143,085	$101,226
Tax rate %	5.4%	5.9%	8.9%	8.7%	12.2%
Income Tax on Non-Discrete Tax Items Above	7,285	6,673	28,619	32,260	116,883
Income Tax of State Tax Valuation Release	11,311	—	—	11,311	16,518
Income Tax of Prior Period Tax Liabilities	(10,333)	(961)	(10,148)	(12,289)	(12,526)
Income Tax of Uncertain Tax Positions	25,676	4,195	—	32,832	(47,127)
Income Tax of Toll Tax	(3,904)	—	—	(690,965)	—
Income Tax of Deferred Tax Recalibration	(6,125)	—	—	633,573	—
Non-GAAP Provision for Income Taxes	$48,467	$36,037	$52,485	$149,807	$174,974
Non-GAAP Tax rate %	7.7%	5.9%	8.9%	6.3%	9.6%

GAAP Diluted EPS	$1.15	$1.10	$0.93	$3.97	$2.07
Acquisition-Related Deferred Revenue	—	—	—	—	0.19
Acquisition-Related Expenses	0.43	0.44	0.52	1.76	2.31
Acquisition-Related Transaction Costs	0.02	0.01	0.04	0.06	0.20
Accelerated Stock-Based Compensation Expense	0.01	—	—	0.01	—
Amortization of Deferred Financing Costs	—	—	—	—	0.02
Restructuring-Related Expense	0.00	0.00	—	0.16	0.14
Income Tax Effect of Above Items	(0.02)	(0.02)	(0.08)	(0.09)	(0.33)
Impact of State Tax Valuation Release	(0.03)	—	—	(0.03)	(0.05)
Impact of Prior Period Tax Liabilities	0.03	—	0.03	0.03	0.04
Impact of Uncertain Tax Positions	(0.07)	(0.01)	—	(0.09)	0.13
Impact of Toll Tax	0.01	—	—	1.84	—
Impact of Deferred Tax Recalibration	0.02	—	—	(1.69)	—
Non-GAAP Diluted EPS (1)	$1.55	$1.53	$1.45	$5.94	$4.72

(1) The sum of the individual per share amounts may not equal the total due to rounding.

Analog Devices, Fourth Quarter, Fiscal 2018

Schedule F
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	4Q 18	3Q 18	4Q 17	FY 18	FY 17
	Nov. 3, 2018	Aug. 4, 2018	Oct. 28, 2017	Nov. 3, 2018	Oct. 28, 2017
Net cash provided by operating activities	$714,441	$620,738	$707,352	$2,442,361	$1,154,365
% of revenue	44.7%	39.5%	45.9%	39.4%	22.6%
Non-GAAP adjustments:
Federal income tax payments	—	—	—	—	750,000
Adjusted cash flows from operations	$714,441	$620,738	$707,352	$2,442,361	$1,904,365
Capital expenditures	(86,004)	(51,750)	(65,215)	(254,876)	(204,098)
Adjusted free cash flow	$628,437	$568,988	$642,137	$2,187,485	$1,700,267
% of non-GAAP revenue	39.4%	36.2%	41.7%	35.3%	32.7%

CONTACT:
Mr. Michael Lucarelli, Director of Investor Relations, Analog Devices, Inc. 781-461-3282 (phone); investor.relations@analog.com (email)